UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 1, 2018

    Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

    100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

    N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Civista Bancshares, Inc. is sending a letter to its shareholders regarding the payment of a second quarter dividend of $0.09 per share. The letter discusses a number of issues that have had an impact on, and are expected to continue to impact, the Company. A copy of the letter as mailed is attached hereto as Exhibit 99.1.

Due to the Company’s deadlines for printing and distribution of the letter to shareholders, the letter contains preliminary estimates of the results of the Company’s operations for the nine months ended September 30, 2018. Since the preparation of the letter, certain adjustments were made to the accounting for certain expenses related to the Company’s acquisition of United Community Bancorp (UCB) that was completed during the third quarter. The adjustments caused certain expenses paid by UCB to be treated as expenses of the Company, which increased the Company’s expenses and changed the Company’s results reported in the letter. With respect to those results affected by the adjustments, the preliminary results reported in the letter and the final results are as follows for the nine months ended September 30, 2018:

	Shareholder letter presentation	Revised presentation
Acquisition related expense	$7.2 million	$12.0 million

Year-to-date increase in noninterest expense	$9.8 million	$14.1 million
Year-to-date increase in noninterest expense	27.1%	38.9%

Net income available to common shareholders	$10.0 million	$5.8 million
Earnings per common share, diluted	$0.85	$0.51

Civista Bancshares, Inc. is a $2.1 billion financial holding company headquartered in Sandusky, Ohio and may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

Item 9.01 Financial Statements and Exhibits

(a)    Exhibit 99.1 Letter to Shareholders dated November  1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: November 1, 2018	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller